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                                                                 EXHIBIT "OTHER"

                               POWERS OF ATTORNEY


         The undersigned does hereby constitute and appoint Steven R. Howard and Thomas M. Majewski, and each of them, each with full power of substitution, his true and lawful attorneys and agents to execute in his/her name, place and stead, in his/her capacity as trustee or officer, or both, of the Sector Funds Trust (the "Trust"), the Registration Statement of the Trust on Form N-1A, and any and all amendments thereto, and any and all other documents necessary or incidental in connection therewith, making such changes as the person(s) so acting deems appropriate, and to file the same with the United States Securities and Exchange Commission.


/s/Michael J. Voskian           President and Trustee               May 1, 2002
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Michael J. Voskian

/s/Robert L. Butler             Trustee                             May 1, 2002
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Robert L. Butler


/s/Jeffrey J. Haas              Trustee                             May 1, 2002
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Jeffrey J. Haas


/s/Nicholas J. Aynilian         Trustee                            May 1, 2002
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Nicholas J. Anynilian